EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-215345) and (333-258962) of Enterprise Financial Services Corp of our report dated June 28, 2023, relating to the financial statements and supplemental schedule of the EFSC Incentive Savings Plan, which appear in the December 31, 2022 annual report on Form 11-K of the EFSC Incentive Savings Plan.

/s/ Armanino, LLP
St. Louis, Missouri
June 28, 2023